UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 20, 2009  (January 16, 2009)

THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On January 16, 2009, Hertz Global Holdings, Inc. (“Hertz Holdings”), the indirect parent company of The Hertz Corporation (“Hertz”), issued a press release (the “January 16 Press Release”) announcing that, as part of a comprehensive plan to further decrease costs, during the fourth quarter 2008 through the first quarter 2009, it is reducing its global workforce by more than 4,000 employees.

The January 16 Press Release also included limited information on Hertz Holdings’ liquidity and total net cash flow in the fourth quarter of 2008.  The January 16 Press Release included certain non-GAAP financial measures.  Reconciliations of these non-GAAP financial measures to the comparable measures calculated and presented in accordance with GAAP are attached hereto as part of Exhibit 99.1.

A copy of the January 16 Press Release is attached as Exhibit 99.1 to this current report and incorporated by reference herein.  Hertz Holdings utilized certain non-GAAP financial measures in the January 16 Press Release that are detailed in the document attached as Exhibit 99.2 to this current report and incorporated by reference herein.

Item 2.05  Costs Associated with Exit or Disposal Activities.

The January 16 Press Release stated that, as part of a comprehensive plan to further decrease costs, during the fourth quarter 2008 through the first quarter 2009, it is reducing its global workforce by more than 4,000 employees.  As described in the January 16 Press Release, the job reductions will occur in the car and equipment rental businesses, corporate and support areas, and in all geographic areas, with an emphasis on eliminating non-customer facing jobs.  Hertz Holdings expects to take a charge in the fourth quarter of 2008, relating to these job reductions, in the range of $20 million to $25 million.

Item 7.01 Regulation FD Disclosure.

See Items 2.02 and 2.05 above.

A copy of the January 16 Press Release is attached as Exhibit 99.1 to this current report and incorporated by reference herein.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

Certain statements contained in this report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning Hertz Holdings’ outlook, anticipated revenues, results of operations and implementation of productivity and efficiency initiatives, including targeted job reductions, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “forecast” or similar expressions. These statements are based on certain assumptions that Hertz Holdings has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that Hertz Holdings believes are appropriate in these circumstances. As you read this report, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect Hertz’s and Hertz Holdings’ actual results and Hertz Holdings’ ability to implement its cost savings and efficiency initiatives successfully, and could cause Hertz’s and Hertz Holdings’ actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: Hertz’s and Hertz Holdings’ operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity and availability of additional or continued fleet financing including as a result of the financial instability of the entities providing credit support; anticipated growth; economies of scale; the economy; future economic performance; Hertz’s and Hertz Holdings’ ability to maintain profitability during adverse economic cycles, potential tangible and intangible asset impairment charges and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this report might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to Hertz, Hertz Holdings or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Hertz and Hertz Holdings undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Hertz and Hertz Holdings caution you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in Hertz’s and Hertz Holdings’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2007, as filed with the United States Securities and Exchange Commission, or the “SEC,” on March 6, 2008 and February 29, 2008, respectively, and Hertz’s and Hertz Holdings’ Quarterly Reports on Form 10-Q for the three months ended September 30, 2008, as filed with the SEC on November 10, 2008 and November 7, 2008, respectively, could affect Hertz’s and Hertz Holdings’ future results and the outcome of Hertz Holdings’ implementation of its cost savings and efficiency initiatives, and could cause those results or other outcomes to differ materially from those expressed or implied in Hertz’s and Hertz Holdings’ forward-looking statements.

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1 Press Release of Hertz Holdings dated January 16, 2009.

Exhibit 99.2 Non-GAAP Measure: Definition and Use/Importance.

Exhibits 99.1 and 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

	By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Executive Vice President and
Chief Financial Officer

Date: January 20, 2009